                                                                    Exhibit 4.3


THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE AND HAVE BEEN TAKEN FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO THE DISTRIBUTION THEREOF, AND, EXCEPT AS STATED IN AN AGREEMENT BETWEEN THE HOLDER OF THIS CERTIFICATE AND THE ISSUER CORPORATION, SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED UNLESS THE HOLDER HAS COMPLIED WITH THE TERMS OF THAT CERTAIN NOTE PURCHASE AGREEMENT (THE "AGREEMENT") DATED AS OF SEPTEMBER 30, 1997 AND THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS COVERING SUCH SECURITIES OR THE ISSUER CORPORATION RECEIVES AN OPINION OF COUNSEL (WHICH MAY BE COUNSEL FOR THE ISSUER CORPORATION) WHICH IS SATISFACTORY TO THE ISSUER CORPORATION (BOTH AS TO THE ISSUER OF THE OPINION AND THE FORM AND SUBSTANCE THEREOF) STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND ANY PROSPECTUS DELIVERY REQUIREMENTS UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS. COPIES OF THE AGREEMENT ARE AVAILABLE FROM THE ISSUER CORPORATION DURING NORMAL BUSINESS HOURS.

VOID AFTER 5:00 P.M., NEW YORK TIME, ON EXPIRATION DATE, AS DEFINED HEREIN, OR IF NOT A BUSINESS DAY, AS DEFINED HEREIN, AT 5:00 P.M., NEW YORK TIME, ON THE NEXT FOLLOWING BUSINESS DAY.

                                                 WARRANT TO PURCHASE, INITIALLY,
                                                 ________ SHARES OF COMMON STOCK

NO. _____


                                 WARRANT TO PURCHASE
                                     COMMON STOCK

                                          OF

                             PRINCETON VIDEO IMAGE, INC.


                        TRANSFER RESTRICTED -- SEE SECTION 5.01


         Reference is hereby made to that certain Senior Secured Promissory
Note (the "Bridge Loan Note") dated as of the Issue Date of PRINCETON VIDEO IMAGE, INC., a corporation organized and existing under the laws of the State of New Jersey (the "Company"), in favor of __________ ("Purchaser"), the terms of which are incorporated by reference. The Bridge Loan Note is one of a series of substantially identical Bridge Loan Notes being sold to Purchaser and others.

         This certifies that, for good and valuable consideration, Purchaser (the "Warrantholder"), is entitled to purchase from the Company, subject to the terms and conditions hereof, at any time on or after 9:00 A.M., New York time, on the Exercise Commencement Date, and before 5:00 P.M., New York time, on the Expiration Date, the number of fully paid and non-assessable shares of Common Stock set forth above (the "Initial Number of Shares"), as may be adjusted from time to time pursuant to the terms hereof, at the Exercise Price. The Exercise Price and the number of shares purchasable hereunder are subject to adjustment as provided in Article III hereof.


                                      ARTICLE I

                                     DEFINITIONS


         Section 1.01 Definition of Terms. As used in this Warrant, the following capitalized terms shall have the following respective meanings:

         (a) Business Day: A day other than a Saturday, Sunday or other day on which banks in the State of New York are authorized by law to remain closed.

         (b) Common Stock: Common Stock, no par value per share, of the Company.

         (c) Exercise Commencement Date: The earlier of (i) the closing of any IPO, or (ii) the one-year anniversary of the date of the Issue Date.

         (d) Exercise Price: $0.02 per Warrant Share, as such price may be adjusted from time to time pursuant to Article III hereof.

         (e) Expiration Date: 5:00 P.M., New York time, on the fifth anniversary of the Exercise Commencement Date, or if such day is not a Business Day, 5:00 P.M., New York time, on the next succeeding day which is a Business Day.

         (f)  Holder:  A holder of outstanding Warrants.

         (g)  IPO: The Company's initial Public Offering.

         (h)  Issue Date: September 30, 1997.

         (i) Person: An individual, partnership, joint venture, corporation, trust, unincorporated organization or government or any department or agency thereof.

         (j) Public Offering: A public offering of shares of Common Stock pursuant to an effective registration statement under the Securities Act.

         (k)  Securities Act:  The Securities Act of 1933, as amended.

         (l)  Transfer:  See Section 5.01.

         (m) Warrants: This Warrant and all other warrants that may be issued in its or their place.

         (n) Warrantholder: The person or entity to whom this Warrant is originally issued, or any successor in interest thereto, or any assignee or transferee thereof, in whose name this Warrant is registered upon the books to be maintained by the Company for that purpose.

         (o) Warrant Shares: Common Stock purchasable upon exercise of the Warrants.


                                      ARTICLE II

                           DURATION AND EXERCISE OF WARRANT


         Section 2.01 Duration of Warrant. The Warrantholder may exercise this Warrant at any time and from time to time after 9:00 A.M., New York time, on the Exercise Commencement Date, and before 5:00 P.M., New York time, on the Expiration Date. If and to the extent that this Warrant is not exercised on the Expiration Date, it shall become void, and all rights hereunder shall thereupon cease.

         Section 2.02   Exercise of Warrant.

         (a) The Warrantholder may exercise this Warrant, in whole or in part, by presentation and surrender of this Warrant to the Company at its corporate office at 15 Princess Road, Lawrenceville, New Jersey 08648, or at the office of its stock transfer agent, if any, with the Subscription Form annexed hereto duly executed and accompanied by payment of the full Exercise Price for each Warrant Share to be purchased.

         (b) Upon receipt of this Warrant with the Subscription Form duly executed and accompanied by payment of the aggregate Exercise Price for the Warrant Shares for which this Warrant is then being exercised, the Company shall cause to be issued certificates for the total number of whole shares of Common Stock for which this Warrant is being exercised (adjusted to reflect the effect of the provisions contained in Article III hereof, if any) in such denominations as are requested for delivery to the Warrantholder, and the Company shall thereupon deliver such certificates to the Warrantholder. The Warrantholder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Warrantholder. If at the time this Warrant is exercised, a registration statement is not in effect to register under the Securities Act the Warrant Shares issuable upon exercise of this Warrant, the Company may require the Warrantholder to make such investment intent and other representations, and to provide the Company with an opinion of counsel (which may be counsel to the Company) which is satisfactory to the Company (both as to the issuer of such opinion and the form and substance thereof) to the effect that the issuance of the Warrant Shares is exempt from registration under the Securities Act and may place such legends on certificates representing the Warrant Shares, as may be reasonably required, in the opinion of counsel to the Company, to permit the Warrant Shares to be issued without such registration.

         (c) In case the Warrantholder shall exercise this Warrant with respect to less than all of the Warrant Shares that may be purchased under this Warrant, the Company shall execute a new Warrant in the form of this Warrant for the balance of such Warrant Shares and deliver such new Warrant to the Warrantholder.

         Section 2.03 Forfeiture of Warrants. If and to the extent the National Association of Securities Dealers, Inc. deems all or any portion of this Warrant to be received by the Warrantholder to be compensation attributable to the Barington Capital Group, L.P. (the "Underwriter") in connection with an IPO, the Warrantholder shall forfeit same without any additional consideration from the Company.

         Section 2.04 Reservation of Shares. The Company hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant such number of shares of Common Stock or other shares of capital stock of the Company from time to time issuable upon exercise of this Warrant. All such shares shall be duly authorized, and when issued upon such exercise, shall be validly issued, fully paid and nonassessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights.

         Section 2.05 Fractional Shares. The Company shall not be required to issue any fraction of a share of its capital stock in connection with the exercise of this Warrant, and in any case where the Warrantholder would, except for the provisions of this Section 2.05, be entitled under the terms of this Warrant to receive a fraction of a share upon the exercise of this Warrant, the Company shall, upon the exercise of this Warrant and receipt of the Exercise Price, issue only the largest number of whole shares purchasable upon exercise of this Warrant. The Company shall not be required to make any cash or other adjustment in respect of such fraction of a share to which the Warrantholder would otherwise be entitled, but shall return to the Warrantholder that portion of the Exercise Price that represents such fraction of a share if such portion of the Exercise Price is not less than one cent.


                                     ARTICLE III

                   ADJUSTMENT OF SHARES OF COMMON STOCK PURCHASABLE
                                AND OF EXERCISE PRICE


         The Exercise Price and the number and kind of Warrant Shares shall be subject to adjustment from time to time upon the happening of certain events as provided in this Article III.

         Section 3.01 Adjustment Upon Extension of Note. Upon and after the Issue Date, this Warrant is exercisable for the Initial Number of Shares. If and to the extent that, pursuant to Section 2.2 of the Bridge Loan Note, the Company elects to extend the Initial Maturity Date (as such term is defined therein), then immediately upon such election, and on each thirtieth day thereafter during the Extension Period (as such term is defined in the Bridge Loan Note), the number of Warrant Shares for which this Warrant may be exercised shall automatically be increased, without any increase in the Exercise Price, by the number of shares of Common Stock equal to 10% of the Initial Number of Shares.

         Section 3.02   Mechanical Adjustment.

         (a) If at any time prior to the exercise of this Warrant in full, the Company shall (i) declare a dividend or make a distribution on the Common Stock that is payable in shares of its capital stock (whether shares of Common Stock or of capital stock of any other class); (ii) subdivide, reclassify or recapitalize its outstanding Common Stock into a greater number of shares; (iii) combine, reclassify or recapitalize its outstanding Common Stock into a smaller number of shares; or (iv) issue any shares of its capital stock by reclassification of its Common Stock (including any such reclassification in connection with a consolidation or a merger in which the Company is the continuing corporation), the Exercise Price in effect at the time of the record date of such dividend, distribution, subdivision, combination, reclassification or recapitalization shall be adjusted so that, upon the tender thereof, as provided herein, the Warrantholder shall be entitled to receive the aggregate number and kind of shares which, if this Warrant had been exercised in full immediately prior to such event, it would have owned by virtue of such exercise and been entitled to receive by virtue of such dividend, distribution, subdivision, combination, reclassification or recapitalization. Any adjustment required by this paragraph 3.02(a) shall be made successively immediately after the record date, in the case of a dividend or distribution, or the effective date, in the case of a subdivision, combination, recapitalization or reclassification, to allow the purchase of such aggregate number and kind of shares.

         (b) Whenever the Exercise Price payable upon exercise of each Warrant is adjusted pursuant to paragraph 3.02(a), the Warrant Shares shall simultaneously be adjusted by multiplying the number of Warrant Shares initially issuable upon exercise of this Warrant by the Exercise Price in effect on the date thereof and dividing the product so obtained by the Exercise Price, as adjusted.

         (c) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least one percent in such price; provided, however, that any adjustments which by reason of this paragraph 3.02(c) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 3.02 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Notwithstanding anything in this Section 3.02 to the contrary, the Exercise Price shall not be reduced to less than the then existing par value of the Common Stock as a result of any adjustment made hereunder.

         Section 3.03 Notice of Adjustment. Whenever the number of Warrant Shares or the Exercise Price is adjusted as herein provided, the Company shall prepare and deliver to the Warrantholder a certificate signed by an appropriate officer, setting forth the adjusted number of Warrant Shares purchasable upon the exercise of this Warrant and the Exercise Price of such Warrant Shares after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which adjustment was made.

         Section 3.04 No Adjustment for Cash Dividends. No adjustment in respect of any cash dividends shall be made during the term of this Warrant.

         Section 3.05 Preservation of Purchase Rights in Certain Transactions. In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock (other than subdivision or combination of the outstanding Common Stock and other than a change in the par value of the Common

Stock and other than in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which the Company is the continuing corporation and that does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant)) or in the case of any sale, lease, transfer or conveyance to another person or entity of the property and assets of the Company as an entirety or substantially as an entirety, the Company shall, as a condition precedent to such transaction, cause such successor or purchaser, as the case may be, to execute with the Warrantholder an agreement granting the Warrantholder the right thereafter, upon payment of the Exercise Price in effect immediately prior to such action, to receive upon exercise of this Warrant the kind and amount of shares and other securities and property which it would have owned or have been entitled to receive after the happening of such reclassification, change, consolidation, merger, sale or conveyance had this Warrant been exercised immediately prior to such action. Such agreement shall provide for adjustments in respect of such shares of stock and other securities and property, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article
III. In the event that in connection with any such reclassification, capital reorganization, change, consolidation, merger, sale or conveyance, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for, or of, a security of the Company other than Common Stock, any such issue shall be treated as an issue of Common Stock covered by the provisions of this Article III. The provisions of this Section
3.05 shall similarly apply to successive reclassifications, capital reorganizations, consolidations, mergers, sales or conveyances.

         Section 3.06 Form of Warrant After Adjustments. The form of this Warrant need not be changed because of any adjustments in the Exercise Price or the number or kind of the Warrant Shares, and Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in this Warrant, as initially issued.

         Section 3.07 Treatment of Warrantholder. Prior to due presentment for registration of transfer of this Warrant, the Company may deem and treat the Warrantholder as the absolute owner of this Warrant (notwithstanding any notation of ownership or other writing hereon) for all purposes and shall not be affected by any notice to the contrary.

                                      ARTICLE IV

                             OTHER PROVISIONS RELATING TO
                               RIGHTS OF WARRANTHOLDER


         Section 4.01 No Rights as Shareholders; Notice to Warrantholders. Nothing contained in this Warrant shall be construed as conferring upon the Warrantholder or its transferees the right to vote or to receive dividends or to consent or to receive notice as a shareholder in respect of any meeting of shareholders for the election of directors of the Company or of any other matter, or any rights whatsoever as a shareholder of the Company. The Company shall give notice to the Warrantholder by registered mail, if at any time prior to the expiration or exercise in full of the Warrants, any of the following events shall occur:

         (a) The Company shall authorize the payment of any dividend payable in any securities upon shares of Common Stock or authorize the making of any distribution to the holders of shares of Common Stock;

         (b) The Company shall authorize the issuance to all holders of Common Stock of any additional shares of Common Stock or of rights, options or warrants to subscribe for or purchase Common Stock or of any other subscription rights, options or warrants;

         (c) A dissolution, liquidation or winding up of the Company (other than in connection with a consolidation, merger, or sale or conveyance of the property of the Company as an entirety or substantially as an entirety); or

         (d) A capital reorganization or reclassification of the Common Stock (other than a subdivision or combination of the outstanding Common Stock and other than a change in the par value of the Common Stock) or any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or change of Common Stock outstanding) or any sale or conveyance to another corporation of the property of the Company as an entirety or substantially an entirety.

Such giving of notice shall be initiated at least 10 Business Days prior to the date fixed as a record date or effective date or the date of closing of the Company's stock transfer books for the determination of the shareholders entitled to such dividend, distribution, or subscription rights, or for the determination of the shareholders entitled to vote on such proposed merger, consolidation, sale, conveyance, dissolution, liquidation or winding up. Such notice shall specify such record date or the date of the closing of the stock transfer books, as the case may be. Failure to provide such notice shall not affect the validity of any action taken in connection with such dividend, distribution or subscription rights, or proposed merger, consolidation, sale, conveyance, dissolution, liquidation or winding up.

         Section 4.02 Lost, Stolen, Mutilated or Destroyed Warrants. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may in its discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as, and in substitution for, this Warrant.


                                      ARTICLE V

                         RESTRICTIONS ON TRANSFER OF WARRANTS


         Section 5.01   Restrictions on Transfer.

         (a) Neither this Warrant nor the Warrant Shares may be disposed of or encumbered (any such action, a "Transfer"), except: (i) to an underwriter in connection with a Public Offering of the Common Stock, provided that this Warrant is exercised immediately upon such Transfer and the Warrant Shares issued upon such exercise are sold by such underwriter as part of such Public Offering and only in accordance with and subject to the provisions of the Securities Act and the rules and regulations promulgated thereunder; (ii) if such securities are registered under the Securities Act; (iii) if such securities may be sold under Rule 144(k) of the United States Securities and Exchange Commission under the Securities Act; or (iv) if the holder of such securities provides the Company with an opinion of counsel (which may be counsel for the Company) which is satisfactory to the Company (both as to the issuer of the opinion and the form and substance thereof) to the effect that such Transfer may be made without registration under the Securities Act.

         (b) In addition to the restrictions imposed by paragraph 5.01(a), a period (the "Lock-up Period") of 24 months from the effective date of the IPO, the Warrantholder will not, without the Underwriter's prior written consent, offer, pledge, sell, contract to sell, grant any option for the sale of or otherwise dispose of, directly or indirectly, any of the Warrants or Warrant Shares (each such transaction, a "Sale"). The foregoing restrictions shall not apply to any Sale of Warrant Shares commencing 12 months after the IPO is completed in the event that the last sales prices for the

Common Stock on its principal exchange has been at least 200% of the initial public offering price for a period of 20 consecutive trading days. In addition, the Warrantholder hereby waives any registration rights to which Purchaser would be entitled, under the Registration Rights Agreement or otherwise, during the Lock-up Period with respect to the Warrant Shares.


                                      ARTICLE VI

                                    OTHER MATTERS


         Section 6.01 Amendments and Waivers. Except as provided in Section 6.04, the provisions of this Warrant, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of holders of at least a majority-in-interest of the outstanding Warrants. Whenever in this Warrant such consent is required, such consent may be effected by any available legal means, including without limitation at a special or regular meeting, by written consent or otherwise. Holders shall be bound by any consent agreed to by a majority-in-interest of the outstanding Warrants, whether or not certificates representing such Warrants have been marked to indicate such consent.

         Section 6.02 Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of New Jersey, notwithstanding principles of conflicts of laws.

         Section 6.03 Notice. Any notices or certificates by the Company to the Holders and by any Holder to the Company shall be deemed delivered if in writing and delivered any means that produces evidence of delivery thereof, if to a Holder, addressed to such Holder at the address which such Holder has designated in writing to the Company, and if to the Company, addressed to it at:

              Princeton Video Image, Inc.
              Attention: Chairman
              47 Hulfish Street, Suite 500
              Princeton, NJ  08542

; provided, however, that effective October 15, 1997, the Debtor's address shall become 15 Princess Road, Lawrenceville, NJ 08648, Facsimile No. (609) 912-0044.

         The Company may change its address by written notice to the Holder, and the Holder may change its address by written notice to the Company.

         Section 6.04 Third Party Beneficiary. The Underwriter shall be a third party beneficiary of Section 2.03 and paragraph 5.01(b) of this Agreement, and such provisions shall not be modified, altered or otherwise amended without the prior written consent of the Underwriter.

    IN WITNESS WHEREOF, this Warrant has been duly executed by the Company as of the Issue Date.


                                  PRINCETON VIDEO IMAGE, INC.


                                  By:___________________________
                                  Name:_________________________
                                  Title:________________________

                                    ASSIGNMENT
                   (To be executed only upon assignment of Warrant)



Princeton Video Image, Inc.:

    For value received, the undersigned hereby sells, assigns and transfers unto the person(s) named below the within warrant certificate (the "Warrant Certificate"), together with all right, title and interest therein, and does hereby irrevocably constitute and appoint attorney, to transfer the Warrant Certificate on the books of the within-named Company with respect to the number of Warrants set forth below opposite such person's name, with full power of substitution in the premises:


    Name(s) of
    Assignee(s)                  Address           No. of Warrants
    ___________                  _______           _______________








Each assignee has agreed to be bound by the terms of that certain Registration Rights Agreement of the Company and that certain Shareholders' Agreement of the Company (as such agreements may be in effect from time to time), if so required by the terms of such agreements and as provided therein, and shall execute a copy of such agreements prior to the transfer of the Warrants as set forth above.

And if said number of Warrants shall not be all the Warrants represented by the Warrant Certificate, a new warrant certificate shall be issued in the name of said undersigned for the balance remaining of the Warrants represented by the Warrant Certificate.

Date:  __________________


                        _______________________________________________________
                        Note: The above signature should correspond exactly with the name on the face of the Warrant Certificate.

                                  SUBSCRIPTION FORM
                      (To be executed upon exercise of Warrant)



Princeton Video Image, Inc.:

         The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within warrant certificate (the "Warrant
Certificate") for, and to purchase thereunder,                    shares of
Common Stock, as provided for therein, and tenders herewith payment of the purchase price in full in the form of cash or a certified or official bank check
in the amount of $                    .

         Please issue a certificate or certificates for such Common Stock in the name of, and pay cash for any fractional share to:
         (Please print Name, Address and Social Security No.)


              Name______________________________________
              Address___________________________________
              __________________________________________
              Social Security No._______________________


         And if said number of shares shall not be all of the Warrant Shares purchasable under the Warrant Certificate, a new Warrant Certificate shall be issued in the name of said undersigned for the balance remaining of the shares purchasable thereunder, rounded up to the next higher number of shares.




                   Signature___________________________________________________
                             The above signature should correspond exactly with the name on the first page of the Warrant Certificate or with the name of the assignee appearing in the assignment form.